UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): July 29, 2014

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville North Carolina 28078
(Address of principal executive offices)

(704) 892-4442

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                              Entry Into a Material Definitive Agreement.

On August 1, 2014, Lime Energy Co. (the “Company”) entered into a Letter of Credit Agreement (the “Agreement”) with Richard P. Kiphart, the Company’s Chairman and largest individual stockholder.  Pursuant to the Agreement, Mr. Kiphart agreed to cause the issuance of one or more Letters of Credit (collectively, the “Letter of Credit”) for the benefit of a surety at the Company’s request, up to an aggregate amount of $1,300,000.  The Letter of Credit will be used to guarantee certain obligations of the Company in connection with its performance under the customer contract described in Item 7.01 of this Current Report on Form 8-K.  Mr. Kiphart’s obligation to cause the issuance of, or leave in place, the Letter of Credit will terminate on December 31, 2019.

The Company will indemnify Mr. Kiphart for any liability in connection with any payment or disbursement made under the Letter of Credit.  The Company will also pay all of Mr. Kiphart’s fees and out-of-pocket expenses incurred in connection with the Letter of Credit.  All such indemnification, fees and expenses will be payable by the Company within ten business days of the Company’s receipt of Mr. Kiphart’s written demand.

Pursuant to the Agreement, the Company will issue to Mr. Kiphart a warrant (the “Warrant”) to purchase 50,000 shares of the Company’s common stock as consideration for his obligations under the Agreement.  The Warrant will be issued between August 11 and August 13, 2014 at an exercise price equal to the closing price on the NASDAQ Stock Market on the date of issuance.  The Warrant has a five year term and may be exercised on a cashless basis at Mr. Kiphart’s election.  In addition, the Company has agreed to pay to Mr. Kiphart simple interest at six percent per annum on the aggregate amount of the letter of credit.

The foregoing description of the Agreement, the Warrant and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Agreement and the Warrant, copies of which are attached as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Item 2.03                               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02                               Unregistered Sales of Equity Securities.

Pursuant to the Agreement described above, the Company agreed to issue to Mr. Kiphart a Warrant to purchase 50,000 shares of its common stock. The Warrant will be issued between August 11 and August 13, 2014 and will have an exercise price equal to the closing price on the NASDAQ Stock Market on the date of issuance.  The Warrant may be exercised in whole or in part at any time prior to the five year anniversary of its date of issuance.  All of the investors are “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).  The offer and sale of the Warrant will be made in reliance upon an exemption from the registration requirements pursuant to Section 4(2) under the Act, and Regulation D promulgated thereunder.  There will be no general solicitation or advertising of the offering.  Appropriate legends will be affixed by the Company to each of the share and Warrant certificates that have been or will be issued.

Additional information regarding the transaction is incorporated herein by reference to Item 1.01 of this Current Report on Form 8-K.

Item 7.01                             Regulation FD Disclosure.

On July 29, 2014, the Company announced that it has been awarded a contract by Duke Energy Business

Services (“Duke Energy”) for a small business energy saver program.  The program was initiated by the Company and Duke Energy in 2012 and targets small business customers in North & South Carolina with an average electric demand of 100 kW or less.  Pending regulatory approval, the new award would expand the program to a broader territory in North Carolina and South Carolina and would extend the program for five years.  Among other things, the Company would perform energy usage and equipment assessments of small business facilities and would perform upgrades to those facilities through its network of contractors.

Item 9.01                             Financial Statements and Exhibits.

(d)                                                    Exhibits

4.1                           Form of Warrant to Purchase Common Stock.

10.1                    Letter of Credit Agreement dated August 1, 2014, by and between the Company and Richard P. Kiphart.

Cautionary Note Regarding Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control.  We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this press release.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” “could” or “would” or the negative thereof or variations thereon or similar terminology.  A number of important factors (including, any failure to achieve necessary regulatory approvals for the programs offered by the Company) could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, as well as other risk factors discussed in our most recent Annual Report on Form 10-K, or as may be described from time to time in our subsequent SEC filings.  Any forward-looking information presented herein is made only as of the date of this current report, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIME ENERGY CO.:

Dated: August 4, 2014	By:	/s/ Mary Colleen Brennan
Mary Colleen Brennan
Chief Financial Officer & Treasurer